Exhibit 99.4

CONSENT TO BE NAMED AS A DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the section “Management” in the Registration Statement to be filed by Rexford Industrial Realty, Inc. on Form S-11 and the related Prospectus and any amendments or supplements thereto.

Dated: June 10, 2013

Signature:	/s/ Joel S. Marcus
Joel S. Marcus